UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2010

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

77 Fourth Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On June 22, 2010, Phase Forward Incorporated held a Special Meeting of Stockholders, at which the following matter was voted upon and the final voting results of which are disclosed below.

1.               Adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 15, 2010, among Phase Forward Incorporated (“Phase Forward”), Oracle Corporation (“Oracle”) and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle (“Merger Subsidiary”), as such may be amended from time to time, pursuant to which each holder of shares of the Phase Forward common stock will be entitled to receive $17.00 in cash, without interest and less any applicable withholding taxes, for each share of Phase Forward common stock held by such holder.

For	29,644,924
Against	42,802
Abstain	1,113,195
Broker Non-Votes	0

Phase Forward and Oracle are working cooperatively with the United States Department of Justice in an effort to obtain termination of the pre-merger waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and completion of the proposed merger remains subject to regulatory approval and the satisfaction or waiver of the other closing conditions specified in the Merger Agreement.

Safe Harbor for Forward Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involved certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to complete the Merger in light of the various closing conditions, including those conditions related to regulatory approvals, the ability of the parties to consummate the Merger; the impact of the announcement or the closing of the Merger on Phase Forward’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate Phase Forward’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in the Phase Forward’s Annual Report on Form 10-K filed with the SEC on February 26, 2010 and other reports filed with the SEC. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. Phase Forward assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

Item 8.01. Other Events.

On June 23, 2010, Phase Forward issued a press release announcing that it received stockholder approval for the previously announced Merger Agreement among Phase Forward, Oracle and Merger Subsidiary.  In addition, Phase Forward announced the dismissal of the stockholder action Selma Ehrlich, et al. v. Phase Forward Incorporated, et al., Civ. A. No. 10-1463, which was originally filed on April 20, 2010 and amended on May 20, 2010.  The action alleged that the Phase Forward board of directors breached its fiduciary duties, and that Phase Forward and Oracle aided and abetted the purported breaches, in connection with the proposed merger.  The action sought equitable relief to, among other things, enjoin consummation of the proposed merger. After a hearing held before the Superior Court for Middlesex County, Massachusetts, the court issued written decisions dated June 21, 2010 allowing the defendants’ motions to dismiss the complaint and denying the plaintiffs’ request for injunctive relief.  A copy of this press release is attached as to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release dated June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

June 23, 2010	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, Legal and Regulatory Services

Exhibit Index

Exhibit Number	Document

99.1	Press Release issued on June 23, 2010